SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 30, 1998





                      The Cincinnati Gas & Electric Company
             (Exact name of registrant as specified in its charter)




      Ohio                    1-1232                    31-0240030
(State or other             (Commission               (IRS Employer
jurisdiction of             File Number)            Identification No.)
 incorporation)






                  139 East Fourth Street, Cincinnati, OH 45202
              (Address of principal executive offices) (Zip Code)





       Registrant's telephone number, including area code: (513) 381-2000






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                              ITEM 5. OTHER EVENTS.


The Cincinnati Gas & Electric Company (Company), a subsidiary of Cinergy Corp., will provide additional reserves of $58 million ($37 million after tax), in the second quarter of 1998 for its electric trading business. These additional reserves reflect the results of the Company's reassessment of the basis upon which it provides reserves, including those for credit exposure, on its existing contracts.

The Company expects no realized loss from its trading operations in the second quarter of 1998, despite dramatic swings in the electricity market caused by unseasonably hot weather in June, scheduled and unplanned generating unit outages in the region and defaults by several power marketers on their supply obligations. The Company considered the effects of these events in estimating the value of its existing contract positions.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   The Cincinnati Gas & Electric Company
                                              (Registrant)




Date:  July 15, 1998        By:             /s/ John P. Steffen
                                               John P. Steffen,
                                        Vice President and Comptroller
                                                (Signature)